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Exhibit No. 10(b)

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

Constellation Energy Group, Inc.
1995 Long-Term Incentive Plan
(Plan)

        1.    Objective.    The objective of this Plan is to increase shareholder value by providing a long-term incentive to reward officers and key employees of CEG and its Subsidiaries, who are mainly responsible for the continued growth, development, and financial success of CEG and its Subsidiaries, for the continued profitable performance of CEG and its subsidiaries. The Plan is also designed to permit CEG and its Subsidiaries to retain talented and motivated officers and key employees and to increase their ownership of CEG common stock.

        2.    Definitions.    All singular terms defined in this Plan will include the plural and vice versa. As used herein, the following terms will have the meaning specified below:

        "Award" means individually or collectively, Restricted Stock, Restricted Stock Units, Options, Performance Units, Stock Appreciation Rights, or Dividend Equivalents granted under this Plan.

        "Board" means the Board of Directors of CEG.

        "Book Value" means the book value of a share of Stock determined in accordance with CEG's regular accounting practices as of the last business day of the month immediately preceding the month in which a Stock Appreciation Right is exercised as provided in Section 10.

        "CEG" means Constellation Energy Group, Inc., a Maryland corporation, or its successor, including any "New Company" as provided in Section 14I.

        "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

        "Committee" means the Committee on Management of the Board, provided, however, that if such Committee fails to satisfy the disinterested administration provisions of Section 16b-3 of the 1934 Act, "Committee" shall mean a committee of directors of CEG who satisfy the disinterested person requirements of such Section.

        "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

        "Date of Retirement" means the date of Retirement or Early Retirement.

        "Disability" means the determination that a Participant is "disabled" under the CEG disability plan in effect at that time.

        "Dividend Equivalent" means an award granted under Section 11.

        "Early Retirement" means retirement prior to the Normal Retirement Date.

        "Earned Performance Award" means an actual award of a specified number of Performance Units (or shares of Restricted Stock or Restricted Stock Unit, as the context requires) which the Committee has determined have been earned and are payable (or, in the case of Restricted Stock or Restricted Stock Units, earned and with respect to which restrictions will lapse) for a particular Performance Period.

        "Eligible Employee" means any person employed by CEG or a Subsidiary on a regularly scheduled basis who satisfies all of the requirements of Section 5.

        "Exercise Period" means the period or periods during which a Stock Appreciation Right is exercisable as described in Section 10.

        "Fair Market Value" means the average of the highest and lowest price at which the Stock was sold regular way on the New York Stock Exchange-Composite Transactions on a specified date.

        "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code.

        "1934 Act" means the Securities Exchange Act of 1934, as amended.

        "Normal Retirement Date" is the retirement date as described in the Pension Plan or a Subsidiary's retirement or pension plan.

        "Option" or "Stock Option" means either a nonqualified stock option or an incentive stock option granted under Section 8.

        "Option Period" or "Option Periods" means the period or periods during which an Option is exercisable as described in Section 8.

        "Participant" means an employee of CEG or a Subsidiary who has been granted an Award under this Plan.

        "Pension Plan" means the Pension Plan of Constellation Energy Group, Inc. as may be amended from time to time.

        "Performance-Based" means that in determining the amount of a Restricted Stock or Restricted Stock Unit Award payout, the Committee will take into account the performance of the Participant, CEG, one or more Subsidiaries, or any combination thereof.

        "Performance Period" means a period of time, established by the Committee at the time an Award is granted, during which corporate and/or individual performance is measured.

        "Performance Unit" means a unit of measurement equivalent to such amount or measure as defined by the Committee which may include, but is not limited to, dollars, market value shares, or book value shares.

        "Plan Administrator" means, as set forth in Section 4, the Committee.

        "Restricted Stock" means an Award granted under Section 7.

        "Restricted Stock Unit" means a right granted under Section 7 that is denominated in shares of stock, each of which represents a right to receive the value of a share of stock (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth by the Committee.

        "Retirement" means retirement on or after the "Normal Retirement Date" (as such term is defined in the Pension Plan or a Subsidiary's retirement or pension plan).

        "Service-Based" means that in determining the amount of a Restricted Stock or Restricted Stock Unit Award payout, the Committee will take into account only the period of time that the Participant performed services for CEG or its Subsidiaries since the Date of Grant.

        "Stock" means the common stock, without par value, of CEG.

        "Stock Appreciation Right" means an Award granted under Section 10.

        "Subsidiary(ies)" means any corporation of which 20% or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by CEG.

        "Target Performance Award" means a targeted award of a specified number of Performance Units (or shares of Restricted Stock or Restricted Stock Unit, as the context requires) which may be earned and payable (or, in the case of Restricted Stock or Restricted Stock Unit, earned and with respect to which restrictions will lapse) based upon the performance objectives for a particular Performance Period, all as determined by the Committee. The Target Performance Award will be a factor in the Committee's ultimate determination of the Earned Performance Award.

        "Termination" means resignation or discharge from employment with CEG or any of its Subsidiaries except in the event of death, Disability, Retirement or Early Retirement.

        3.    Effective Date, Duration and Stockholder Approval.

        A.    Effective Date and Stockholder Approval.    This Plan has been transferred from Baltimore Gas and Electric Company (BGE) to CEG effective April 30, 1999 in connection with a share exchange between CEG and the common stockholders of BGE. The Plan was approved by a majority of the outstanding shares of common stock of BGE voted at its 1995 Annual Meeting of Stockholders, and became effective as of January 1, 1995.

        B.    Period for Grants of Awards.    Awards may be made as provided herein for a period of 10 years after January 1, 1995.

        C.    Termination.    The Plan will continue in effect until all matters relating to the payment of outstanding Awards and administration of the Plan have been settled.

        D.    Grants Outstanding.    Grants outstanding at the effective time of the share exchange between CEG and the common stockholders of Baltimore Gas and Electric Company (BGE) will be converted from BGE common stock-based grants to CEG common stock-based grants.

        4.    Plan Administration.    The Committee is the Plan Administrator and has sole authority (except as specified otherwise herein) to determine all questions of interpretation and application of the Plan, or of the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the Plan provisions, and, in general, to make all determinations advisable for the administration of the Plan to achieve its stated objective. Such determinations shall be final and not subject to further appeal.

        5.    Eligibility.    Each officer or key employee of CEG and its Subsidiaries (including officers or employees who are members of the Board, but excluding directors who are not officers or employees) may be designated by the Committee as a Participant, from time to time, with respect to one or more Awards. No officer or employee of CEG or its Subsidiaries shall have any right to be granted an Award under this Plan.

        6.    Grant of Awards and Limitation of Number of Shares Awarded.    The Committee may, from time to time, grant Awards to one or more Eligible Employees, provided that (i) subject to any adjustment pursuant to Section 14H, the aggregate number of shares of Stock subject to Awards under this Plan may not exceed three million (3,000,000) shares; (ii) to the extent that an Award lapses or the rights of the Participant to whom it was granted terminate, any shares of Stock subject to such Award shall again be available for the grant of an Award under the Plan; and (iii) shares delivered by CEG under the Plan may be authorized and unissued Stock, Stock held in the treasury of CEG, or Stock purchased on the open market (including private purchases) in accordance with applicable securities laws.

        7.    Restricted Stock and Restricted Stock Unit Awards.

        A.    Grants of Restricted Shares or Units.    One or more shares of Restricted Stock or Restricted Stock Units may be granted to any Eligible Employee. The Restricted Stock will be issued or Restricted Stock Unit granted to the Participant on the Date of Grant without the payment of consideration by the Participant. The Restricted Stock will be issued or Restricted Stock Unit granted in the name of the Participant and will bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the Restricted Stock or Restricted Stock Unit until the expiration of the restriction period.

        The Committee may also impose such other restrictions and conditions on the Restricted Stock or Restricted Stock Unit as it deems appropriate, and will designate the grant as either a Service-Based or Performance-Based Award.

        Upon issuance to the Participant of the Restricted Stock, the Participant will have the right to vote the Restricted Stock.. Upon issuance to the Participant of the Restricted Stock or grant of the Restricted Stock Unit and subject to the Committee's discretion, the Participant will have the right to receive the cash dividends (or Dividend Equivalents as provided in Section 11) distributable with respect to such shares or units, with such dividends or Dividend Equivalents treated as compensation to the Participant. The Committee, in its sole discretion, may direct the accumulation and payment of distributable dividends to the Participant at such times, and in such form and manner, as determined by the Committee.

        B.    Service-Based Award.

          i.    Restriction Period.    At the time a Service-Based Restricted Stock or Restricted Stock Unit Award is granted, the Committee will establish a restriction period applicable to such Award which will be not less than one year and not more than ten years. Each Restricted Stock or Restricted Stock Unit Award may have a different restriction period, at the discretion of the Committee.

          ii.    Forfeiture or Payout of Award.    In the event a Participant ceases employment during a restriction period, a Restricted Stock or Restricted Stock Unit Award is subject to forfeiture or payout (i.e., removal of restrictions) as follows: (a) Termination—the Restricted Stock or Restricted Stock Unit Award is completely forfeited; (b) Retirement, Disability or death—payout of the Restricted Stock or Restricted Stock Unit Award is prorated for service during the period; or (c) Early Retirement—if at the Participant's request, the payout or forfeiture of the Restricted Stock or Restricted Stock Unit Award is determined at the discretion of the Committee, or if at CEG's request, payout of the Restricted Stock or Restricted Stock Unit Award is prorated for service during the period; provided, however, that the Committee may modify the above if it determines at its sole discretion that special circumstances warrant such modification.

        Any shares of Restricted Stock which are forfeited will be transferred to CEG.

        Upon completion of the restriction period, all Award restrictions will expire and new certificates representing the Award will be issued (the payout) without the restrictive legend described in Section 7A.

        C.    Performance-Based Award.

          i.    Restriction Period.    At the time a Performance-Based Restricted Stock or Restricted Stock Unit Award is granted, the Committee will establish a restriction period applicable to such Award which will be not less than one year and not more than ten years. Each Restricted Stock or Restricted Stock Unit Award may have a different restriction period, at the discretion of the Committee. The Committee will also establish a Performance Period.

          ii.    Performance Objectives.    The Committee will determine, no later than 90 days after the beginning of each Performance Period, the performance objectives for each Participant's Target Performance Award and the number of shares of Restricted Stock or Restricted Stock Units for each Target Performance Award that will be issued on the Date of Grant. Performance objectives may vary from Participant to Participant and will be based upon such performance criteria or combination of factors as the Committee deems appropriate, which may include, but not be limited to, the performance of the Participant, CEG, one or more Subsidiaries, or any combination thereof. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance-Based Restricted Stock or Restricted Stock Unit Awards for which different Performance Periods are prescribed.

        If, during the course of a Performance Period significant events occur as determined in the sole discretion of the Committee, which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.

          iii.    Forfeiture or Payout of Award.    As soon as practicable after the end of each Performance Period, the Committee will determine whether the performance objectives and other material terms of the Award were satisfied. The Committee's determination of all such matters will be final and conclusive.

        As soon as practicable after the later of (i) the date the Committee makes the above determination, or (ii) the completion of the restriction period, the Committee will determine the Earned Performance Award for each Participant. Such determination may result in forfeiture of all or some shares of Restricted Stock or Restricted Stock Units (if Target Performance Award performance objectives were not attained), or the issuance of additional shares of Stock or Restricted Stock Units (if Target Performance Award performance objectives were exceeded), and will be based upon such factors as the Committee determines at its sole discretion, but including the Target Performance Award performance objectives.

        In the event a Participant ceases employment during a restriction period, the Restricted Stock or Restricted Stock Unit Award is subject to forfeiture or payout (i.e., removal of restrictions) as follows: (a) Termination—the Restricted Stock or Restricted Stock Unit Award is completely forfeited; (b) Retirement, Disability or death—payout of the Restricted Stock or Restricted Stock Unit Award is prorated taking into account factors including, but not limited to, service during the period; and the performance of the Participant during the portion of the Performance Period before employment ceased; or (c) Early Retirement—if at the Participant's request, the payout or forfeiture of the Restricted Stock or Restricted Stock Unit Award is determined at the discretion of the Committee, or if at CEG's request, payout of the Restricted Stock or Restricted Stock Unit Award is prorated taking into account factors including, but not limited to, service during the period and the performance of the Participant during the portion of the Performance Period before employment ceased; provided, however, that the Committee may modify the above if it determines at its sole discretion that special circumstances warrant such modification.

        Any shares of Restricted Stock which are forfeited will be transferred to CEG.

        With respect to shares of Restricted Stock or Restricted Stock Units for which restrictions lapse, new certificates will be issued (the payout) without the restrictive legend described in Section 7A. New certificates will also be issued for additional Stock, if any, awarded to the Participant because Target Performance Award performance objectives were exceeded.

        D.    Waiver of Section 83(b) Election.    Unless otherwise directed by the Committee, as a condition of receiving an Award of Restricted Stock, a Participant must waive in writing the right to make an election under Section 83(b) of the Code to report the value of the Restricted Stock as income on the Date of Grant.

        8.    Stock Options.

        A.    Grants of Options.    One or more Options may be granted to any Eligible Employee on the Date of Grant without the payment of consideration by the Participant.

        B.    Stock Option Agreement.    Each Option granted under the Plan will be evidenced by a "Stock Option Agreement" between CEG and the Participant containing provisions determined by the Committee, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code if directed by the Committee at the Date of Grant; provided, however, that each Incentive Stock Option Agreement must include the following terms and conditions: (i) that the Options are exercisable, either in total or in part, with a partial exercise not affecting the exercisability of the balance of the Option; (ii) every share of Stock purchased through the exercise of an Option will be paid for in full at the time of the exercise; (iii) each Option will cease to be exercisable, as to any share of Stock, at the earliest of (a) the Participant's purchase of the Stock to which the Option relates, (b) the Participant's exercise of a related Stock Appreciation Right, or (c) the lapse of the Option; (iv) Options will not be transferable by the Participant except by Will or the laws of descent and distribution and will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative; and (v) notwithstanding any other provision, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate CEG with another company is submitted to the stockholders of CEG for a vote, the Committee, in its sole discretion, may declare any previously granted Option to be immediately exercisable.

        C.    Option Price.    The Option price per share of Stock will be set by the grant, but will be not less than 100% of the Fair Market Value at the Date of Grant.

        D.    Form of Payment.    At the time of the exercise of the Option, the Option price will be payable in cash or in other shares of Stock or in a combination of cash and other shares of Stock, in a form and manner as required by the Committee in its sole discretion. When Stock is used in full or partial payment of the Option price, it will be valued at the Fair Market Value on the date the Option is exercised.

        E.    Other Terms and Conditions.    The Option will become exercisable in such manner and within such Option Period or Periods, not to exceed 10 years from its Date of Grant, as set forth in the Stock Option Agreement upon payment in full. Except as otherwise provided in this Plan or in the Stock Option Agreement, any Option may be exercised in whole or in part at any time.

        F.    Lapse of Option.    An Option will lapse upon the earlier of: (i) 10 years from the Date of Grant, or (ii) at the expiration of the Option Period set by the grant. If the Participant ceases employment within the Option Period and prior to the lapse of the Option, the Option will lapse as follows: (a) Termination—the Option will lapse on the effective date of the Termination; or (b) Retirement, Early Retirement, or Disability—the Option will lapse at the expiration of the Option Period set by the grant; provided, however, that the Committee may modify the above if it determines in its sole discretion that special circumstances warrant such modification. If the Participant dies within the Option Period and prior to the lapse of the Option, the Option will lapse at the expiration of the Option Period set by the grant unless it is exercised before such time by the Participant's legal representative(s) or by the person(s) entitled to do so under the Participant's Will or, if the Participant fails to make testamentary disposition of the Option or dies intestate, by the person(s) entitled to receive the Option under the applicable laws of descent and distribution.

        G.    Individual Limitation.    In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Stock for which Incentive Stock Options (whether under this Plan or another arrangement) in any calendar year are first exercisable will not exceed $100,000 with respect to such calendar year (or such other individual limit as may be in effect under the Code on the Date of Grant) plus any unused portion of such limit as the Code may permit to be carried over.

        9.    Performance Units.

        A.    Performance Units.    One or more Performance Units may be earned by an Eligible Employee based on the achievement of preestablished performance objectives during a Performance Period.

        B.    Performance Period and Performance Objectives.    The Committee will determine a Performance Period and will determine, no later than 90 days after the beginning of each Performance Period, the performance objectives for each Participant's Target Performance Award and the number of Performance Units subject to each Target Performance Award. Performance objectives may vary from Participant to Participant and will be based upon such performance criteria or combination of factors as the Committee deems appropriate, which may include, but not be limited to, the performance of the Participant, CEG, one or more Subsidiaries, or any combination thereof. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.

        If during the course of a Performance Period significant events occur as determined in the sole discretion of the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.

        C.    Forfeiture or Payout of Award.    As soon as practicable after the end of each Performance Period, the Committee will determine whether the performance objectives and other material terms of the Award were satisfied. The Committee's determination of all such matters will be final and conclusive.

        As soon as practicable after the date the Committee makes the above determination, the Committee will determine the Earned Performance Award for each Participant. Such determination may result in an increase or decrease in the number of Performance Units payable based upon such Participant's Target Performance Award, and will be based upon such factors as the Committee determines in its sole discretion, but including the Target Performance Award performance objectives.

        In the event a Participant ceases employment during a Performance Period, the Performance Unit Award is subject to forfeiture or payout as follows: (a) Termination—the Performance Unit Award is completely forfeited; (b) Retirement, Disability or death—payout of the Performance Unit Award is prorated taking into account factors including, but not limited to, service and the performance of the Participant during the portion of the Performance Period before employment ceased; or (c) Early Retirement—if at the Participant's request, the payout or forfeiture of the Performance Unit Award is determined at the discretion of the Committee, or if at CEG's request, payout of the Performance Unit Award is prorated taking into account factors including, but not limited to, service and the performance of the Participant during the portion of the Performance Period before employment ceased; provided, however, that the Committee may modify the above if it determines in its sole discretion that special circumstances warrant such modification.

        D.    Form and Timing of Payment.    Each Performance Unit is payable in cash or shares of Stock or in a combination of cash and Stock, as determined by the Committee in its sole discretion. Such payment will be made as soon as practicable after the Earned Performance Award is determined.

        10.    Stock Appreciation Rights.

        A.    Grants of Stock Appreciation Rights.    Stock Appreciation Rights may be granted under the Plan in conjunction with an Option either at the Date of Grant or by amendment or may be separately granted. Stock Appreciation Rights will be subject to such terms and conditions not inconsistent with the Plan as the Committee may impose.

        B.    Right to Exercise; Exercise Period.    A Stock Appreciation Right issued pursuant to an Option will be exercisable to the extent the Option is exercisable; both such Stock Appreciation Right and the Option to which it relates will not be exercisable during the six months following their respective Dates of Grant except in the event of the Participant's Disability or death. A Stock Appreciation Right issued independent of an Option will be exercisable pursuant to such terms and conditions established in the grant. Notwithstanding such terms and conditions, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate CEG with another company is submitted to the stockholders of CEG for a vote, the Committee, in its sole discretion, may declare any previously granted Stock Appreciation Right immediately exercisable.

        C.    Failure to Exercise.    If on the last day of the Option Period, in the case of a Stock Appreciation Right granted pursuant to an Option, or the specified Exercise Period, in the case of a Stock Appreciation Right issued independent of an Option, the Participant has not exercised a Stock Appreciation Right, then such Stock Appreciation Right will be deemed to have been exercised by the Participant on the last day of the Option Period or Exercise Period.

        D.    Payment.    An exercisable Stock Appreciation Right granted pursuant to an Option will entitle the Participant to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right payment

(in cash or Stock or a combination thereof as described below) equal to either of the following amounts, determined in the sole discretion of the Committee at the Date of Grant: (1) the excess of the Fair Market Value of one share of Stock at the date of exercise over the Option price, times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so surrendered, or (2) the excess of the Book Value of one share of Stock at the date of exercise over the Book Value of one share of Stock at the Date of Grant of the related Option, times the number of shares called for by the Stock Appreciation Right. Upon exercise of a Stock Appreciation Right not granted pursuant to an Option, the Participant will receive for each Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to either of the following amounts, determined in the sole discretion of the Committee at the Date of Grant: (1) the excess of the Fair Market Value of one share of Stock at the date of exercise over the Fair Market Value of one share of Stock at the Date of Grant of the Stock Appreciation Right, times the number of shares called for by the Stock Appreciation Right, or (2) the excess of the Book Value of one share of Stock at the date of exercise of the Stock Appreciation Right over the Book Value of one share of Stock at the Date of Grant of the Stock Appreciation Right, times the number of shares called for by the Stock Appreciation Right.

        The Committee may direct the payment in settlement of the Stock Appreciation Right to be in cash or Stock or a combination thereof. Alternatively, the Committee may permit the Participant to elect to receive cash in full or partial settlement of the Stock Appreciation Right, provided that (i) the Committee must consent to or disapprove such election and (ii) unless the Committee directs otherwise, the election and the exercise must be made during the period beginning on the 3rd business day following the date of public release of quarterly or year-end earnings and ending on the 12th business day following the date of public release of quarterly or year-end earnings. The value of the Stock to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value of the Stock on the trading day preceding the date on which the Stock Appreciation Right is exercised. To the extent that a Stock Appreciation Right issued pursuant to an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

        E.    Nontransferable.    A Stock Appreciation Right will not be transferable by the Participant except by Will or the laws of descent and distribution and will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

        F.    Lapse of a Stock Appreciation Right.    A Stock Appreciation Right will lapse upon the earlier of: (i) 10 years from the Date of Grant; or (ii) at the expiration of the Exercise Period as set by the grant. If the Participant ceases employment within the Exercise Period and prior to the lapse of the Stock Appreciation Right, the Stock Appreciation Right will lapse as follows: (a) Termination—the Stock Appreciation Right will lapse on the effective date of the Termination; or (b) Retirement, Early Retirement, or Disability—the Stock Appreciation Right will lapse at the expiration of the Exercise Period set by the grant; provided, however, that the Committee may modify the above if it determines in its sole discretion that special circumstances warrant such modification. If the Participant dies within the Exercise Period and prior to the lapse of the Stock Appreciation Right, the Stock Appreciation Right will lapse at the expiration of the Exercise Period set by the grant unless it is exercised before such time by the Participant's legal representative(s) or by the person(s) entitled to do so under the Participant's Will or, if the Participant fails to make testamentary disposition of the Stock Appreciation Right or dies intestate, by the person(s) entitled to receive the Stock Appreciation Right under the applicable laws of descent and distribution.

        11.    Dividend Equivalents.

        A.    Grants of Dividend Equivalents.    Dividend Equivalents may be granted under the Plan in conjunction with an Option or a separately awarded Stock Appreciation Right, at the Date of Grant or by amendment, without consideration by the Participant. Dividend Equivalents may also be granted under the Plan in conjunction with Performance Units, at any time during the Performance Period, without consideration by the Participant. Dividend Equivalents will be granted under a Performance-Based Restricted Stock or Restricted Stock Unit Award in conjunction with additional shares of Stock issued if Target Performance Award performance objectives are exceeded.

        B.    Payment.    Each Dividend Equivalent will entitle the Participant to receive an amount equal to the dividend actually paid with respect to a share of Stock on each dividend payment date from the Date of Grant to the date the Dividend Equivalent lapses as set forth in Section 11D. The Committee, in its sole discretion, may direct the payment of such amount at such times and in such form and manner as determined by the Committee.

        C.    Nontransferable.    A Dividend Equivalent will not be transferable by the Participant.

        D.    Lapse of a Dividend Equivalent.    Each Dividend Equivalent will lapse on the earlier of (i) the date of the lapse of the related Option or Stock Appreciation Right; (ii) the date of the exercise of the related Option or Stock Appreciation Right; (iii) the end of the Performance Period (or if earlier, the date the Participant ceases employment) of the related Performance Units or Performance-Based Restricted Stock or Restricted Stock Unit Award; or (iv) the lapse date established by the Committee on the Date of Grant of the Dividend Equivalent.

        12.    Accelerated Award Payout/Exercise.

        A.    Change in Control.    Notwithstanding anything in this Plan document to the contrary, a Participant is entitled to an accelerated payout or accelerated Option or Exercise Period (as set forth in Section 12B) with respect to any previously granted Award, upon the happening of a change in control.

        A change in control for purposes of this Section 12 means the occurrence of any one of the following events:

            (i)  individuals who, on January 24, 2003, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 24, 2003, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of CEG in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of CEG as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

           (ii)  any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CEG representing 20% or more of the combined voting power of CEG's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by CEG or any corporation with respect to which CEG owns a majority of the outstanding shares of common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (a "Subsidiary Company"), (B) by any employee benefit plan (or related trust) sponsored or maintained by CEG or any Subsidiary Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) pursuant to any acquisition by Participant or any group of persons including Participant (or any entity controlled by Participant or any group of persons including Participant);

          (iii)  consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving CEG or any of its Subsidiary Companies (a "Business

  Combination"), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B), and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

          (iv)  the stockholders of CEG approve a plan of complete liquidation or dissolution of CEG, or the consummation of a sale of all or substantially all of CEG's assets.

        Notwithstanding the foregoing, a Change in Control of CEG shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by CEG which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by CEG such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

        B.    Amount of Award Subject to Accelerated Payout/Option Period/Exercise Period.    The amount of a Participant's previously granted Award that will be paid or exercisable upon the happening of a change in control (or if earlier upon the termination of the Participant's employment with the Company or a Subsidiary if it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with or anticipation of a change in control) will be determined as follows:

        Restricted Stock or Restricted Stock Unit Awards.    The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of shares of Restricted Stock or Restricted Stock Units that were issued on the Date of Grant, prorated based on the number of months of the restriction period that have elapsed as of the payout date. Also, with respect to Performance-Based Restricted Stock or Restricted Stock Unit Awards, in determining the amount of the payout, maximum performance achievement will be assumed.

        Stock Option Awards and Stock Appreciation Rights.    Any previously granted Stock Option Awards or Stock Appreciation Rights will be immediately exercisable.

        Performance Units.    The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of Performance Units subject to the Target Performance Award as established on the Date of Grant, prorated based on the number of months of the Performance Period that have elapsed as of the payout date, and assuming that maximum performance was achieved.

        C.    Timing of Accelerated Payout/Option Period/Exercise Period.    The accelerated payout set forth in Section 12B will be made in cash within 30 days after the date of the change in control. The accelerated Option Period/Exercise Period set forth in Section 12B will begin on the date of the change in control, and applicable payments will be in cash. When Stock is related to the Award, the amount of cash will be determined based on the Fair Market Value of Stock on the payout or exercise date, whichever is applicable.

        13.    Amendment of Plan.

        The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except (i) no such action may be taken without stockholder approval which materially increases the benefits accruing to Participants pursuant to the Plan, materially increases the number of securities which may be issued pursuant to the Plan (except as provided in Section 14H), extends the period for granting Options under the Plan or materially modifies the requirements as to eligibility for participation in the Plan; and (ii) no such action may be taken without the consent of the Participant to whom any Award was previously granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Committee may amend the Plan as desirable at the discretion of the Committee to address any issues concerning (i) Section 162(m) of the Code, or (ii) maintaining an exemption under rule 16b-3 of the 1934 Act.

        14.    Miscellaneous Provisions.

        A.    Nontransferability.    No benefit provided under this Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process except (i) to the extent specifically mandated and directed by applicable state or federal statute, (ii) as requested by the Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), and approved by the Committee, to satisfy income tax withholding, and (iii) as requested by the Participant and approved by the Committee, to members of the Participant's family, or a trust established by the Participant for the benefit of family members.

        B.    No Employment Right.    Participation in this Plan shall not constitute a contract of employment between CEG or any Subsidiary and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

        C.    Tax Withholding.    CEG or a Subsidiary may withhold any applicable federal, state or local taxes at such time and upon such terms and conditions as required by law or determined by CEG or a Subsidiary. Subject to compliance with any requirements of applicable law, the Committee may permit or require a Participant to have any portion of any withholding or other taxes payable in respect to a distribution of Stock satisfied through the payment of cash by the Participant to CEG or a Subsidiary, the retention by CEG or a Subsidiary of shares of Stock, or delivery of previously owned shares of the Participant's Stock, having a Fair Market Value equal to the withholding amount.

        D.    Fractional Shares.    Any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

        E.    Government and Other Regulations.    The obligation of CEG to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. CEG shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of Stock issued, delivered or paid in settlement under the Plan. If Stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, CEG may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

        F.    Indemnification.    Each person who is or at any time serves as a member of the Committee (and each person or Committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be indemnified and held harmless by CEG against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give CEG an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Charter or By-Laws of CEG or any of its Subsidiaries, as a matter of law, or otherwise, or any power that CEG may have to indemnify such person or hold such person harmless.

        G.    Reliance on Reports.    Each member of the Committee (and each person or Committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of CEG and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

        H.    Changes in Capital Structure.    In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in the Stock, then appropriate adjustments shall be made in the shares of Stock theretofore awarded to the Participants and in the aggregate number of shares of Stock which may be awarded pursuant to the Plan. Such adjustments shall be conclusive and binding for all purposes. Additional shares of Stock issued to a Participant as the result of any such change shall bear the same restrictions as the shares of Stock to which they relate.

        I.    CEG Successors.    In the event CEG becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which CEG will not be the surviving corporation or in which the holders of the Stock will receive securities of another corporation (in any such case, the "New Company"), then the New Company shall assume the rights and obligations of CEG under this Plan.

        J.    Governing Law.    All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to the principles of conflict of laws.

        K.    Relationship to Other Benefits.    Any Awards under this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program.

        L.    Expenses.    The expenses of administering the Plan shall be borne by CEG and its Subsidiaries.

        M.    Titles and Headings.    The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

  This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

          You may obtain without charge, upon written or oral request, a copy of documents incorporated by reference in the Registration Statement on file with the Securities and Exchange Commission pertaining to the securities offered under the 1995 Long-Term Incentive Plan. In addition you may obtain, without charge, upon written or oral request, a copy of documents that are required to be delivered under Rule 428(b) of the Securities Act including our annual report to shareholders or annual report on Form 10-K and a copy of the documents that comprise the prospectus.

          To make a request for any of these documents, you may telephone or write:

    Kathleen A. Chagnon,
    Corporate Secretary
    750 East Pratt Street
    18th Floor
    Baltimore, Maryland 21202
    (410) 783-3600

1995 Long-Term Incentive Plan
Appendix

Additional Information

        The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, and the Plan is not qualified under Section 401(a) of the Internal Revenue Code.

        Participants may obtain additional information about the Plan by contacting:

    Director—Compensation
    Constellation Energy Group, Inc.
    750 East Pratt Street
    5th Floor
    Baltimore, MD 21202
    (410) 783-2844

        After each grant is made, participants will be furnished with information about the amount of the grant. At least annually, participants will be furnished with information about their outstanding grants.

        In general, grants subject to restrictions are taxable to participants when the restrictions lapse, and deductible by Constellation Energy at such time, based on the fair market value of the awards when the restrictions lapse. Grants not subject to restrictions are taxable/deductible at fair market value on the grant date. Additionally, options are subject to other special tax provisions.

QuickLinks

Constellation Energy Group, Inc. 1995 Long-Term Incentive Plan (Plan)
1995 Long-Term Incentive Plan Appendix